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                                                                    EXHIBIT 10.4


                                ESCROW AGREEMENT

         This Escrow Agreement, dated as of October 11, 2002, is entered into by and among ViewCast.com, Inc., a Delaware corporation ("Buyer"), Delta Computec Inc., a New York corporation ("Seller"), and The Bank of New York Trust Company of Florida, N.A., a national banking association, as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Asset Purchase Agreement dated as of May 31, 2002, as approved pursuant to that certain Order of the United States Bankruptcy Court for the District of New Jersey dated August 7, 2002 (the "Order"; together with the Asset Purchase Agreement, the "Purchase Agreement") among the Buyer, Seller and NQL Inc., the sole stockholder of Seller. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

         The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

                  (a) Buyer is depositing with Escrow Agent an amount equal to $250,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under
         Section 5(j) of this Escrow Agreement, or losses on investments, the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

                  (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.       INVESTMENT OF FUNDS

         Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Escrow Agreement.

3.       PAYMENTS

                  (a) From time to time between October 11, 2002 and February 8, 2003, George Platt or Laurie Latham of Buyer and Matthew Harrison of Seller, or a written designee of any such person, may collectively give a written notice signed by all such persons on behalf of Buyer and Seller (an "Early Payment Notice") to Escrow Agent specifying in reasonable detail the nature, the payee and dollar amount of any payment (an "Early Payment") to be made under Section 3.4 of the Purchase Agreement to pay certain Escrowed Liabilities. Within 3 business days of receipt of an Early Payment Notice, Escrow Agent shall pay to the designated payee the dollar amount set forth in the Early Payment Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether an Early Payment complies with the requirements of the Purchase Agreement.



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                  (b) On February 8, 2003, and at any time after such date if a demand is made by Seller according to the provisions of Section 3(e) below, Buyer shall reasonably estimate the amount by which the remaining Escrow Fund on such date exceeds the aggregate amount of any remaining Escrowed Liabilities that exist on such date (the "Released Funds"). Upon determining the amount of Released Funds, if any, Buyer shall provide a written notice (the "Released Funds Notice") to Escrow Agent and Seller specifying the dollar amount of the Released Funds and that within 3 business days of receipt of a Released Funds Notice, Escrow Agent shall pay to Seller the dollar amount set forth in the Released Funds Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the Released Funds payment complies with the requirements of the Purchase Agreement.

                  (c) From time to time on and after February 8, 2003, if any Escrow Fund remains after the payment to Seller of any Released Funds (such remaining funds being referred to as the "Remaining Funds"), George Platt or Laurie Latham of Buyer and Matthew Harrison of Seller, or a written designee of any such person, may collectively give a written notice signed by all such persons on behalf of Buyer and Seller (a "Remaining Payment Notice") to Escrow Agent specifying in reasonable detail the nature, the payee and dollar amount of any payment (a "Remaining Payment") to be made under Section 3.4 of the Purchase Agreement to pay certain Escrowed Liabilities. Within 3 business days of receipt of a Remaining Payment Notice, Escrow Agent shall pay to the designated payee the dollar amount set forth in the Remaining Payment Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Remaining Payment complies with the requirements of the Purchase Agreement.

                  (d) If after February 8, 2003 there are any Remaining Funds and Buyer reasonably estimates that there are no remaining Escrowed Liabilities, Buyer shall provide a written notice (the "Final Notice") to Escrow Agent and Seller specifying that the Remaining Funds be paid to Seller and that within 3 business days of receipt of the Final Notice, Escrow Agent shall pay to Seller the Remaining Funds from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the Remaining Funds payment complies with the requirements of the Purchase Agreement.

                  (e) At any time after February 8, 2003 Seller may give a written demand to Buyer that Buyer provide a Released Funds Notice or Final Notice to Escrow Agent. A copy of such demand must also be sent to Escrow Agent. To the extent Buyer does not provide Seller and Escrow Agent with a signed writing setting forth all of the facts which form the basis of Buyer's reasonable belief that Escrowed Liabilities exist and the amount of Remaining Funds reasonably necessary to satisfy such Escrowed Liabilities (the "Buyer Response"), Buyer shall provide such Released Funds Notice or Final Notice to Escrow Agent and Seller within 3 business days of Buyer's receipt of Seller's demand. Should Buyer fail to provide the Buyer Response, the Remaining Funds Notice or Final Notice as set forth in this Section 3(e), Seller may provide Escrow Agent with an affidavit attesting to the fact that Buyer has not complied with this Section 3(e). Within 10 business days of Escrow Agent's receipt of such affidavit, Escrow Agent shall release all of the Remaining Funds to Seller. Escrow Agent shall be entitled to fully rely upon the facts set forth in such affidavit and will not inquire into or consider whether the Remaining Funds payment complies with the requirements of the Purchase Agreement.



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4.       TERMINATION OF ESCROW

         Once the Escrow Fund has been paid by the Escrow Agent in its entirety in the form of Early Payments, Released Funds, Remaining Payments and/or Remaining Funds pursuant to the Final Notice, this Escrow Agreement shall terminate. Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

5.       DUTIES OF ESCROW AGENT

                  (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

                  (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

                  THE INDEMNIFICATION OF THE ESCROW AGENT SHALL REMAIN IN FULL FORCE AND EFFECT EVEN IF ANY CLAIM DIRECTLY OR INDIRECTLY RESULTS FROM, ARISES OUT OF, OR RELATES TO OR IS ASSERTED TO HAVE RESULTED FROM, ARISEN OUT OF, OR RELATED TO THE SOLE NEGLIGENCE OR CONCURRENT NEGLIGENCE OF THE ESCROW AGENT OTHER THAN AS TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ESCROW AGENT.

                  (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it in connection herewith without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

                  (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.



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                  (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. It is not acting in a fiduciary capacity. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification or non-resident alien certifications. During the term of this Escrow Agreement, Escrow Agent shall provide Buyer and Seller such information and reports concerning the Escrow Fund as any of them may reasonably request. Promptly after the termination of this Escrow Agreement or the resignation of Escrow Agent, Escrow Agent shall make an accounting of the Escrow Fund to Buyer and Seller. The fees and expenses of Escrow Agent with respect to such reports and accountings shall be borne by Buyer and Seller as provided in Section 5(j).

                  (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of (i) a designation of successor Escrow Agent, (ii) a joint written disposition instruction by the other parties hereto or (iii) a final non-appealable order of a court of competent jurisdiction.

                  (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

                  (j) Buyer and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $1,250 at the time of execution of this Escrow Agreement to be paid by Buyer, $1,250 to be retained by Escrow Agent from the Escrow Fund as payment by Seller and $2,500 in the aggregate annually thereafter and



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         agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Except as specifically set forth above, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller. Seller's portion, and only Seller's portion, of any fees or expenses of Escrow Agent or its counsel may be taken from the Escrow Fund with Seller's prior written consent.

                  (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                  (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.       LIMITED RESPONSIBILITY

         This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

7.       OWNERSHIP FOR TAX PURPOSES

         Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.       NOTICES

         All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with telephonic confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):



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         To Buyer:

         ViewCast.com, Inc.
         17300 Dallas Parkway, Suite 2000
         Dallas, TX 75248
         Attention: Chief Financial Officer
         Facsimile No.: 972-488-7299

         with copies to:

         Haynes and Boone, LLP
         901 Main Street, Suite 3100
         Dallas, TX 75202
         Attention: Janice V. Sharry, Esq.
         Facsimile No.: 214-200-0676

         To Seller:

         Delta Computec Inc.
         900 Huyler Street
         Teterboro, NJ 07608
         Attention: President
         Facsimile No.: 201-440-1311

         with a copy to:

         Jaeckle Fleishmann & Mugel, LLP
         39 State Street, Suite 200
         Rochester, NY 14614
         Attention: Edwin M. Larkin, Esq.
         Facsimile No.: 585-262-4133

         Angel and Frankel, P.C.
         460 Park Avenue
         New York, NY 10022
         Attention: John H. Drucker, Esq.
         Facsimile No.: 212-752-8393

         To the Escrow Agent:

         The Bank Of New York Trust Company Of Florida, N.A.
         600 North Pearl Street, Suite 420
         Dallas, TX 75201
         Attention: Corporate Trust; John C. Stohlmann
         Facsimile: (214) 880-8253



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9.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.      COUNTERPARTS

         This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.      SECTION HEADINGS

         The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

12.      WAIVER

         The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party,
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

13.      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Escrow Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by Buyer, Seller and Escrow Agent. Other than with respect to the escrow of the Escrow Fund as set forth herein, nothing herein shall supersede or affect the rights and obligations of Buyer, Seller and their successors and assigns under the Purchase Agreement.

14.      GOVERNING LAW

         This Escrow Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

                                    * * * * *



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         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow
Agreement as of the date first written above.



                                    BUYER

                                    VIEWCAST.COM, INC., a Delaware corporation



                                    By: /s/ LAURIE L. LATHAM
                                        ----------------------------------------
                                             Laurie L. Latham, Chief Financial
                                             Officer and Senior Vice President



                                    SELLER

                                    DELTA COMPUTEC INC., a New York corporation



                                    By: /s/ JOHN DEVITO
                                       ----------------------------------------
                                             John DeVito, President



                                    ESCROW AGENT

                                    THE BANK OF NEW YORK TRUST COMPANY OF
                                    FLORIDA, N.A., as Escrow Agent

                                    By: /s/ PATRICK T. GIORDANO
                                        ----------------------------------------
                                            Patrick T. Giordano, Vice President



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